Exhibit 10.9

NORTH PITTSBURGH SYSTEMS, INC.

SHAREHOLDER APPROVAL BONUS PLAN

WHEREAS, the Board of Directors of North Pittsburgh Systems, Inc. (the “Company”) is considering mechanisms for enhancing shareholder value;

WHEREAS, one such mechanism is the negotiation and recommendation to the shareholders of a Transformative Transaction (as defined below) which could, assuming regulatory approval and satisfaction of all the terms and conditions set forth in the transaction as approved by the shareholders, result in a change in ownership or control of the stock or assets of the Company; and

WHEREAS, the Board of Directors of the Company believes it to be in the best interests of the Company and its shareholders to provide for bonus compensation to the executives named below in the respective amounts shown for the additional work and effort heretofore provided and to be provided in helping the Board of Directors of the Company evaluate, negotiate, document and communicate potential Transformative Transactions for the shareholders to consider.

NOW, THEREFORE, the Company adopts this Shareholder Approval Bonus Plan as and for a plan and commitment of the Company to the individuals named herein as of the 1st day of July, 2007 under the terms and conditions set forth below:

1.  Participants and Potential Bonus Amounts.  The Company shall pay within thirty (30) days of the approval by the shareholders of the Company of a Transformative Transaction (as defined below), as such approval is expressed by the shareholders (a) by an affirmative vote of (i) such percentage of the issued and outstanding shares of the capital stock of the Company (and of each class of shareholders of the Company entitled to vote thereon as a class) as is then required by the Pennsylvania Business Corporation Law of 1988, as amended ( the “PBCL”), (or any successor to such law) or by the Articles of Incorporation or Bylaws of the Company as then in effect, in order to constitute approval of such Transformative Transaction under such Law or such Articles of Incorporation or Bylaws or (ii) if no such percentage is so prescribed under the PBCL (or the successor to such law) or the Articles of Incorporation or Bylaws of the Company as then in effect with respect to such Transformative Transaction, a majority of the votes cast by all shareholders of the Company entitled to vote thereon and, if any shareholders of the Company are entitled to vote thereon as a class, an affirmative vote of a majority of the votes cast by the shareholders of the Company entitled to vote as a class or (iii) in the case of a Transformative Transaction described in clause (iii) of Section 2 of this Agreement, the vote of shareholders required under the PBCL (or the successor to such law) or the Articles of Incorporation or Bylaws of the Company as then in effect in order to remove or elect all of the directors of the Company the removal or election of which is proposed in such Transformative Transaction, or (b) if no vote of shareholders of the Company is required in connection with such Transformative Transaction, by conduct of shareholders of the Company, secured in a way consistent with applicable securities laws, unambiguously constituting approval of or participation in such Transformative Transaction by shareholders holding a majority or other relevant requisite number of the issued and outstanding shares of the capital stock of the Company (such as, for purposes of illustration and not limitation, shareholders tendering at least such number of shares of the capital stock of the Company in a Tender Offer (as defined below) as shall satisfy the minimum number of shares required by the terms of such Tender Offer to be tendered in order for the offeror to close on the Tender Offer, whether or not that approved Transformative Transaction receives required regulatory approval or actually closes and whether or not the Transformative Transaction is a change in control for purposes of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), in a single cash lump sum, less applicable withholding and payroll taxes determined by the Company in good faith, the following individuals (each a “Participant” and, collectively, the “Participants”) the respective amounts shown:

Harry R. Brown                                           $975,000

Allen P. Kimble                                           $975,000

Frank A. Macefe                                         $975,000

Albert W. Weigand                                    $975,000

Kevin J. Albaugh                                        $975,000

N. William Barthlow                                    $975,000

Matthew D. Poleski                                     $975,000;

provided  that such Participant is a full-time employee of the Company and/or one or more of the Company’s subsidiaries on the date such Transformative Transaction is so approved by the shareholders of the Company.

2.  Meaning of Transformative Transaction.  For purposes of this Shareholder Approval Bonus Plan, a “Transformative Transaction” shall be the first to occur of:

(1)           Either (x) any Person, other than the Company, a subsidiary of the Company or any employee benefit plan(s) sponsored by the Company or any subsidiary of the Company, agrees to acquire or acquires the Beneficial Ownership, directly or indirectly, of securities of the Company entitling such Person to 50% or more of the Voting Power of the Company, or (y) any Persons agree to act together for the purpose of acquiring, holding, voting or disposing of securities of the Company, or to act in concert or otherwise with the purpose or effect of changing or influencing control of the Company in connection with or as holders of the Beneficial Ownership, directly or indirectly, of securities of the Company, in any case entitling such Person to 50% or more of the Voting Power of the Company; or

(2)           The agreement by any Person or Persons other than the Company and/or any of the Company’s subsidiaries to commence, or the commencement by any Person or Persons other than the Company and/or any of the Company’s subsidiaries, of a Tender Offer to acquire securities of the Company entitling the holders thereof to 50% or more of the Voting Power of the Company; or

(3)           The commencement by any Person or Persons other than the Company of, or agreement by any Person or Persons other than the Company to commence, a solicitation of proxies from shareholders of the Company for the purpose of electing or removing 50% or more of the members of the Board or any class of the Board; or

(4)           The merger, consolidation, share exchange, division or sale or other disposition of stock or assets of the Company as a result of which the shareholders of the Company immediately prior to such transaction shall not hold, directly or indirectly, immediately following such transaction a majority of the Voting Power of (i) in the case of a merger or consolidation, the surviving or resulting corporation, (ii) in the case of a share exchange, the acquiring corporation or (iii) in the case of a division or a sale or other disposition of assets, each surviving, resulting or acquiring corporation which, immediately following the transaction, holds more than 50% of the consolidated assets of the Company immediately prior to the transaction;

provided that the Board of Directors of the Company by duly adopted resolution(s) shall have recommended such transaction to the shareholders of the Company or, if no vote of the shareholders of the Company is required in connection with such transaction, shall have approved such transaction; and provided, further, that (A) if securities beneficially owned by a Participant are included in determining the Beneficial Ownership of a Person referred to in clause (1) of this Section 2, (B) if the Participant is named pursuant to Item 2 of the Schedule 14D-1 (or the comparable provision of any similar successor filing requirement) required to be filed by the bidder making a Tender Offer referred to in clause (2) of this Section 2 or (C) if the Participant is a “participant” as defined in Instruction 3 to Item 4 of Schedule 14A under the 1934 Act (other than solely because the Participant is a director, officer or employee of the Company) in a solicitation referred to in clause (3) of this Section 2, then no Transformative Transaction with respect to the Participant shall be deemed to have occurred by reason of such event.

For the purposes of this Section 2, the following terms shall have the following meanings:

(i)           The term “Person” shall be used as that term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended ( the “1934 Act”) as in effect on the date hereof.

(ii)           “Beneficial Ownership” shall be determined as provided in Rule 13d-3 under the 1934 Act as in effect on the date hereof.

(iii)           A specified percentage of “Voting Power” of a company shall mean such number of the Voting Shares of the company as shall enable the holders thereof to cast such percentage of all the votes which could be cast in an annual election of directors (without consideration of the rights of any class of stock, other than the common stock of the company, to elect directors by a separate class vote); and “Voting Shares” shall mean all securities of a company entitling the holders thereof to vote in an annual election of directors (without consideration of the rights of any class of stock, other than the common stock of the company, to elect directors by a separate class vote).

(iv)           “Tender Offer” shall mean a tender offer or exchange offer to acquire securities of the Company (other than such an offer made by the Company or any subsidiary of the Company).

3.  Performance Goal and Prerequisite for Payments.  For the avoidance of doubt and to amplify the intents and purposes of this Shareholder Approval Bonus Plan, the amounts that may become payable under this Shareholder Approval Bonus Plan are intended as (i) an incentive to the Participants to work together and to achieve the effective evaluation, negotiation, documentation and communication to the Board of Directors of the Company, the shareholders of the Company, regulators and others of the terms and conditions of offers to or from third parties regarding one or more Transformative Transactions and (ii) as a reward for the anticipated time and effort required to do so in addition to the time and effort required for their respective existing job duties.  The payment of compensation under this Shareholder Approval Bonus Plan is not contingent on securing regulatory approval or upon the actual closing or completion of the proposed Transformative Transaction.  The performance goal, as that term is used in Treas. Reg. §1.162-27(e)(2), is the approval of a Transformative Transaction by the shareholders of the Company, which, it is expected, will have been presented to the shareholders for approval by and/or at the direction of the Participants after they have completed the evaluation, negotiation and documentation of one or more such potential Transformative Transactions.  The payments which may become due hereunder are not contingent upon a change in control as defined in Section 280G of the Code or Treas. Reg. 1.409A-3 but will become payable and are expected to be paid whether or not any regulatory authority with jurisdiction approves the proposed Transformative Transaction or whether or not the Company and/or the potential third party participant in the Transformative Transaction satisfy or waive any or all of the terms and conditions of the Transformative Transaction as approved by the shareholders of the Company.

4.  Miscellaneous

4.1  Non-Assignability.  No right to compensation which is or may be earned under this Plan shall be assignable or transferable by the Participant.  During the life of the Participant, any distribution of made pursuant to this Plan with respect to a Participant shall be made only to such Participant; after the death of a Participant, any such distribution shall be made only to the estate of such Participant.

4.2  Withholding Taxes.  The Company shall have the right to withhold from any distribution to be made under the terms of this Plan an amount sufficient to satisfy the Company's obligations under any federal, state and local withholding tax requirements applicable to such distribution.

4.3  No Right to Employment.  Nothing in this Plan or any agreement entered into pursuant to it shall confer upon any Participant the right to continue in the employment of the Company or any subsidiary of the Company or affect any right which the Company or any subsidiary of the Company may have to terminate the employment of such Participant.

4.4  Unfunded Plan.  The Plan shall at all times be entirely unfunded, and no provision shall at any time be made with respect to segregating assets of the Company for distribution hereunder.  No Participant or other person shall have any interest in any particular assets of the Company by reason of participation in this Plan.  Participants (or their estates, if applicable) shall have only the rights of a general unsecured creditor of the Company with respect to any amounts payable under this Plan.

4.5  Merger, Consolidation or Acquisition.  This Plan shall be binding upon the Company, its assigns, and any successor Person that shall succeed to substantially all of the Company’s assets and business through merger, acquisition or consolidation, and upon a Participant, his or her assigns, estate, heirs, executors and administrators.

4.6  Applicable Law.  This Plan shall be governed by the laws of the Commonwealth of Pennsylvania, without regard to its principles of conflicts of laws.  Any provision of this Plan prohibited by the law of any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition without invalidating the remaining provisions hereof.

4.7  Captions.  The captions of Sections of this Plan are for the convenience of reference only and shall not control or affect the meaning or construction of any of its provisions.

4.8  Effect on Other Compensation Programs and Benefit Plans.  No amount paid under this Shareholder Approval Bonus Plan shall be taken into account under any other compensation or benefit plan sponsored by the Company or any Subsidiary of the Company, including (but not limited to) the North Pittsburgh Telephone Company Retirement Plan and the North Pittsburgh Telephone Retirement Income Restoration Plan.

To record the due adoption of this Shareholder Approval Bonus Plan as and for a plan and commitment of the Company, the Company has caused an authorized person to execute this document as of the 1st day of July, 2007.

NORTH PITTSBURGH SYSTEMS, INC.

By	/s/ H. R. Brown
Harry R. Brown
President